Exhibit 99.1

Salamon Group Inc. Terminates IR Contract

LAS VEGAS, Oct 14, 2010 -- Salamon Group Inc. (OTC BB:SLMU.OB), a leading designer of next generation energy products and systems wishes to announce they have terminated their contract with LiveCall Investor Relations ("LiveCall IR") as of Oct 6, 2010.

"Salamon Group has chosen to go in another direction and is no longer in need of the services of LiveCall IR", stated John Salamon, President and CEO of Salamon Group Inc.

Salamon Group is publicly traded under the symbol SLMU.OB

About Salamon Group, Inc.

Salamon Group is a development stage company whose aim is to develop, license and/or acquire and develop technologies and concepts in the field of "Alternative Energy Sources". For more information please visit us at www.salamongroup.com.

Forward-Looking Statements:

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. See Salamon Group, Inc.'s filings with the Securities and Exchange Commission which identify specific factors that may cause actual results or events to differ materially from those described in the forward-looking statements.

Contact:

Salamon Group, Inc.
John Salamon, President & C.E.O.
(702) 241-0145
salamongroup@shaw.ca
www.salamongroup.com
4080 Paradise Road, #15-901
Las Vegas, NV 89169